                                                                    EXHIBIT 4(d)

================================================================================


                              GUARANTEE AGREEMENT




                                    between



                           SOUTH JERSEY GAS COMPANY
                                (as Guarantor)



                                      and



                             THE BANK OF NEW YORK
                            (as Guarantee Trustee)






                         Dated as of March [  ], 1997




================================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                                  Definitions
                                  -----------

[CAPTION]

                                                                            Page
                                                                            ----
SECTION 1.01.    Definitions...............................................   2


                                  ARTICLE II

                              Trust Indenture Act
                              -------------------

SECTION 2.01.    Trust Indenture Act; Application..........................   4
SECTION 2.02.    List of Holders...........................................   4
SECTION 2.03.    Reports by the Guarantee Trustee..........................   5
SECTION 2.04.    Periodic Reports to Guarantee Trustee.....................   5
SECTION 2.05.    Evidence of Compliance with Conditions Precedent..........   5
SECTION 2.06.    Events of Default; Waiver.................................   6
SECTION 2.07.    Events of Default; Notice.................................   6
SECTION 2.08.    Conflicting Interests.....................................   6
SECTION 2.09.    Disclosure of Information.................................   6
SECTION 2.10.    Guarantee Trustee May File Proofs of Claim................   7


                                  ARTICLE III

                       Powers, Duties and Rights of the
                       --------------------------------
                               Guarantee Trustee
                               -----------------

SECTION 3.01.    Powers and Duties of the Guarantee Trustee................   7
SECTION 3.02.    Certain Rights of Guarantee Trustee.......................   9
SECTION 3.03.    Indemnity.................................................  11



                                  ARTICLE IV
                                  ----------
                               Guarantee Trustee
                               -----------------

SECTION 4.01.    Guarantee Trustee; Eligibility............................  11
SECTION 4.02.    Appointment, Removal and Resignation of the Guarantee
                   Trustee.................................................  12

                                   ARTICLE V

                                   Guarantee
                                   ---------

SECTION 5.01.    Guarantee.................................................  13
SECTION 5.02.    Waiver of Notice and Demand...............................  13
SECTION 5.03.    Obligations Not Affected..................................  13
SECTION 5.04.    Rights of Holders.........................................  14
SECTION 5.05.    Guarantee of Payment......................................  14
SECTION 5.06.    Subrogation...............................................  15
SECTION 5.07.    Independent Obligations...................................  15

                                  ARTICLE VI

                          Covenants and Subordination
                          ---------------------------

SECTION 6.01.    Subordination.............................................  15
SECTION 6.02.    Pari Passu Guarantees.....................................  15

                                  ARTICLE VII

                                  Termination
                                  -----------

SECTION 7.01.    Termination................................................ 16

                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

SECTION 8.01.    Successors and Assigns....................................  16
SECTION 8.02.    Amendments................................................  16
SECTION 8.03.    Notices...................................................  17
SECTION 8.04.    Benefit...................................................  17
SECTION 8.05.    Interpretation............................................  18
SECTION 8.06.    Governing Law.............................................  18

                            CROSS-REFERENCE TABLE*

Section of Trust                                        Section of
Indenture Act of                                        Guarantee
1939, as amended                                        Agreement
310(a)     ..........................................   4.01(a)
310(b)     ..........................................   4.01(c), 2.08
310(c)     ..........................................   Inapplicable
311(a)     ..........................................   2.02(b)
311(b)     ..........................................   2.02(b)
311(c)     ..........................................   Inapplicable
312(a)     ..........................................   2.02(a)
312(b)     ..........................................   2.02(b)
313        ..........................................   2.03
314(a)     ..........................................   2.04
314(b)     ..........................................   Inapplicable
314(c)     ..........................................   2.05
314(d)     ..........................................   Inapplicable
314(e)     ..........................................   1.01, 2.05, 3.02
314(f)     ..........................................   2.01, 3.02
315(a)     ..........................................   3.01(d)
315(b)     ..........................................   2.07
315(c)     ..........................................   3.01
315(d)     ..........................................   3.01(d)
316(a)     ..........................................   1.01, 2.06, 5.04
316(b)     ..........................................   5.03
316(c)     ..........................................   8.02
317(a)     ..........................................   Inapplicable
317(b)     ..........................................   Inapplicable
318(a)     ..........................................   2.01(b)
318(b)     ..........................................   2.01
318(c)     ..........................................   2.01(a)

__________________

* This Cross-Reference Table does not constitute part of the Guarantee Agreement and shall not affect the interpretation of any of its terms or provisions.

                    GUARANTEE AGREEMENT, dated as of March [  ], 1997, is
               executed and delivered by SOUTH JERSEY GAS COMPANY, a New Jersey corporation (the "Guarantor"), to THE BANK OF NEW YORK, a New York banking corporation duly organized and existing under the laws of the United States of America, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of SJG CAPITAL TRUST, a Delaware statutory business trust (the "Issuer").


          WHEREAS, pursuant to an Amended and Restated Trust Agreement for SJG Capital Trust (the "Trust Agreement"), dated as of March [ ], 1997, among the Trustees named therein, the Guarantor, as Depositor, and the Holders from time to time of undivided beneficial interests in the assets of the Issuer, the Issuer is issuing $35,000,000 aggregate liquidation amount of its [ ]% Preferred Securities (liquidation amount of $25 per preferred security) (the "Preferred Securities") representing undivided beneficial interests in the assets of the Issuer and having the terms set forth in the Trust Agreement;

          WHEREAS the Preferred Securities will be issued by the Issuer and the proceeds thereof, together with the proceeds from the sale by the Issuer of its Common Securities will be used to purchase the Debentures (as defined in the Trust Agreement) of the Guarantor which will be deposited with The Bank of New York, as Property Trustee under the Trust Agreement, as Trust Property (as defined in the Trust Agreement); and

          WHEREAS as incentive for the Holders to purchase Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.


          NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities:


                                   ARTICLE I

                                  Definitions
                                  -----------

          SECTION 1.01.  Definitions.  As used in this Guarantee Agreement, each
                         ------------
of the terms set forth below shall, unless the context otherwise requires, have the following meaning. Each capitalized or otherwise defined term used but not otherwise defined herein shall have the meaning assigned to such term in the Trust Agreement as in effect on the date hereof.

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Common Securities" means the common securities representing undivided beneficial interests in the assets of the Issuer and having the rights provided therefor in the Trust Agreement.

          "Event of Default" means a default by the Guarantor on any of its payment or other obligations under this Guarantee Agreement; provided that,
                                                             --------
except with respect to a default resulting from a failure to pay any Guarantee Payment, the Guarantor shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice.

          "Guarantee Payments" means the following payments or Distributions (as defined in the Trust Agreement), without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer pursuant to the Trust Agreement: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent the Issuer shall have funds available therefor, (ii) the redemption price, including all accumulated and unpaid Distributions to the date of redemption (the "Redemption Price"), with respect to the Preferred Securities called for redemption by the Issuer, to the extent the Issuer shall have funds available therefor, and (iii) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer, unless Debentures (as defined in the Trust Agreement) are distributed to the Holders, the lesser of
(a) the aggregate of the liquidation amount of $25 per Preferred Security plus accumulated and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Issuer shall have funds available therefor, and (b) the amount of assets of the Issuer remaining available for distribution to Holders upon a termination and liquidation of the Issuer (in either case, the "Liquidation Distribution").

          "Guarantee Trustee" means The Bank of New York, until a Successor Guarantee Trustee (as defined below) has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

          "Holder" means a Person in whose name a Preferred Security is registered in the Securities Register; provided, however, that in determining
                                       --------  -------
whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee or any Affiliate of the Guarantor or the Guarantee Trustee.

          "Indenture" means the Indenture dated as of March [ ], 1997, between South Jersey Gas Company and The Bank of New York, as trustee thereunder.

          "List of Holders" has the meaning specified in Section 2.02(a).

          "Majority in liquidation amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, a vote by the Holders of more than 50% of the aggregate liquidation amount of all then outstanding Preferred Securities issued by the Issuer.

          "Officers' Certificate" means a certificate signed by (i) the Chairman, the President, any Vice President, the Treasurer, or any Assistant Treasurer, and (ii) the Secretary or any Assistant Secretary of the Guarantor.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Responsible Officer" means, with respect to the Guarantee Trustee, any Vice President, any Assistant Vice President, any Trust Officer or Assistant Trust Officer or any other officer of the Corporate Trust Department of the

Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

          "Senior Indebtedness" means Senior Indebtedness as defined in the Indenture.

          "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.01.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however,
                                                            --------  -------
that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.


                                  ARTICLE II

                              Trust Indenture Act
                              -------------------

          SECTION 2.01.  Trust Indenture Act; Application. (a)  This Guarantee
                         ---------------------------------
Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Guarantee Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) If and to the extent that any provision of this Guarantee Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

          SECTION 2.02.  List of Holders.  (a)  The Guarantor shall furnish or
                         ----------------
cause to be furnished to the Guarantee Trustee (a) semiannually, on or before April 30 and October 31 of each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders ("List of Holders") as of a date not more than 15 days prior to the delivery thereof, and (b) at such other times as the Guarantee Trustee may request in writing, within 5 days after the receipt by the Guarantor of any such request, a List of Holders as of a date not more than 15 days prior to the time such list is furnished, in each case to the extent such information is in the possession or control of the Guarantor and is not identical to a previously supplied List of Holders or has not otherwise been received by the Guarantee Trustee in its capacity as such. The Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

          (b) The Guarantee Trustee shall comply with its obligations under Sections 311(a), Section 311(b) and Section 312(b) of the Trust Indenture Act.

          SECTION 2.03.  Reports by the Guarantee Trustee. Within 60 days after
                         ---------------------------------
[April 30] of each year, the Guarantee Trustee shall provide to the Holders such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

          SECTION 2.04.  Periodic Reports to Guarantee Trustee.  The Guarantor
                         --------------------------------------
shall provide to the Guarantee Trustee, the Securities and Exchange Commission and the Holders such documents, reports and information, if any, as required by
Section 314 of the Trust Indenture Act and the compliance certificate required by Section 314 of the Trust Indenture Act in the form and manner and at the times required by Section 314 of the Trust Indenture Act.

          SECTION 2.05.  Evidence of Compliance with Conditions Precedent.  The
                         -------------------------------------------------
Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Each Officers' Certificate and Opinion of Counsel delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate or Opinion of Counsel has read the covenant or condition and the definition relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate or Opinion of Counsel and upon which the statements contained therein are based;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          SECTION 2.06.  Events of Default; Waiver.  The Holders of a Majority
                         --------------------------
in liquidation amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

          SECTION 2.07.  Events of Default; Notice. (a)  The Guarantee Trustee
                         --------------------------
shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notice of all Events of Default known to the Guarantee Trustee, unless such defaults have been cured before the giving of such notice, provided that, except in the case of a default
                                  --------
in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

          (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Guarantee Trustee shall have received written notice, or a Responsible Officer charged with the administration of the Trust Agreement shall have obtained written notice, of such Event of Default.

          SECTION 2.08.  Conflicting Interests.  The Trust Agreement shall be
                         ----------------------
deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first provision contained in Section 310(b) of the Trust Indenture Act.

          SECTION 2.09.  Disclosure of Information.  The disclosure of
                         --------------------------
information as to the names and addresses of the Holders in accordance with
Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, shall not be deemed to be a violation of any existing law, or any law hereafter enacted which does not specifically refer to Section 312 of the Trust Indenture Act, nor shall the Guarantee Trustee be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

          SECTION 2.10.  Guarantee Trustee May File Proofs of Claim.  Upon the
                         -------------------------------------------
occurrence of an Event of Default, the Guarantee Trustee is hereby authorized to
(a) recover judgment, in its own name and as trustee of an express trust, against the Guarantor for the whole amount of any Guarantee Payments remaining unpaid and (b) file such proof of claim and other papers or documents as may be necessary or advisable in order to have its claims and those of the Holders allowed in any judicial proceedings relative to the Guarantor, its creditors or its property.


                                  ARTICLE III

                       Powers, Duties and Rights of the
                       --------------------------------
                               Guarantee Trustee
                               -----------------

          SECTION 3.01.  Powers and Duties of the Guarantee Trustee.  (a)  This
                         -------------------------------------------
Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except a Holder exercising his or her rights pursuant to
Section 5.04(iv) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee. The right, title and interest of the Guarantee Trustee shall automatically vest in any Successor Guarantee Trustee upon acceptance by such Successor Guarantee Trustee of its appointment hereunder and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

          (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

          (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Guarantee Agreement, and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. In case an Event of Default has occurred and is continuing (and has not been cured or waived pursuant to Section 2.06), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use in the conduct of his or her own affairs.

          (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

          (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

               (A) the duties and obligations of the Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement, and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement; and

               (B) in the absence of bad faith on the part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement; but in the case of any such certificates or opinions that by any provision hereof or of the Trust Indenture Act are specifically required to be furnished to the Guarantee Trustee, the Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Guarantee Agreement;

         (ii) the Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

        (iii) the Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a Majority in liquidation amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

         (iv) no provision of this Guarantee Agreement shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Guarantee Agreement or reasonable indemnity against such risk or liability is not reasonably assured to it.

          SECTION 3.02.  Certain Rights of Guarantee Trustee.  (a)  Subject to
                         ------------------------------------
the provisions of Section 3.01:

          (i) The Guarantee Trustee may rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

         (ii) Any direction or act of the Guarantor contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

        (iii) Whenever, in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

         (iv) The Guarantee Trustee may consult with legal counsel, and the advice or Opinion of Counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

          (v) The Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such reasonable indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction; provided that, nothing contained in this Section 3.02(a)(v)
                --------
     shall be taken to relieve the Guarantee Trustee, upon the occurrence of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Guarantee Agreement.

         (vi) The Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

        (vii) The Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

       (viii) Whenever in the administration of this Guarantee Agreement, the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in acting in accordance with such instructions.

         (ix) The Guarantee Trustee shall have no duty to see to any recording, filing, or registration of any instrument (or any recording, refiling or registration thereof).

          (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

          SECTION 3.03.  Indemnity.  The Guarantor agrees to indemnify the
                         ----------
Guarantee Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or willful misconduct on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Guarantee Trustee will not claim or exact any lien or charge on any Guarantee Payments as a result of any amount due to it under this Guarantee Agreement. The provisions of this
Section 3.03 shall survive the resignation and removal of the Guarantee Trustee and the termination of this Guarantee Agreement.


                                  ARTICLE IV

                               Guarantee Trustee
                               -----------------

          SECTION 4.01.  Guarantee Trustee; Eligibility. (a)  There shall at all
                         -------------------------------
times be a Guarantee Trustee which shall:

          (i)  not be an Affiliate of the Guarantor; and

         (ii) be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least fifty million U.S. dollars ($50,000,000), and shall be a corporation meeting the requirements of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          (b) If at any time, the Guarantee Trustee shall cease to be eligible to so act under Section 4.01(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.02(c).

          (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act. In determining whether the Guarantee Trustee has a "conflicting interest" within the meaning of Section 310(b)(1) of the Trust Indenture Act, the provisions contained in the proviso to
Section 310(b)(1) of the Trust Indenture Act and the Guarantee Trustee's Statement of Eligibility on Form T-1 shall be deemed incorporated herein.

          SECTION 4.02.  Appointment, Removal and Resignation of the Guarantee
                         -----------------------------------------------------
Trustee.  (a)  Subject to Section 4.02(b), the Guarantee Trustee may be
--------
appointed or removed without cause at any time by the Guarantor.

          (b) The Guarantee Trustee shall not be removed until a new, eligible guarantee trustee has been appointed (a "Successor Guarantee Trustee") and has accepted such appointment and assumed the applicable obligations hereunder by written instrument executed by such Successor Guarantee Trustee and delivered to the Guarantor.

          (c) The Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Guarantee Trustee and delivered to the Guarantor and the resigning Guarantee Trustee.

          (d) If no Successor Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.02 within 60 days after delivery to the Guarantor of an instrument of resignation, the resigning Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for appointment of a Successor Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Guarantee Trustee.

          (e) The Guarantee Trustee shall not be liable for the acts or omissions to act of any Successor Guarantee Trustee.

          (f) Upon termination of this Guarantee Agreement or removal or resignation of the Guarantee Trustee pursuant to this Section 4.02, the Guarantor shall pay to the Guarantee Trustee all amounts owing for fees and reimbursement of expenses which have accrued hereunder to the date of such termination, removal or resignation.

          (g) The Guarantor shall promptly notify the Holders of the resignation, removal or appointment of a Guarantee Trustee.


                                   ARTICLE V

                                   Guarantee
                                   ---------

          SECTION 5.01.  Guarantee.  The Guarantor irrevocably and
                         ----------
unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Trust Agreement or by the Guarantor pursuant to the Indenture), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer to pay such amounts to the Holders.

          SECTION 5.02.  Waiver of Notice and Demand.  The Guarantor hereby
                         ----------------------------
waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

          SECTION 5.03.  Obligations Not Affected.  The obligations, covenants,
                         -------------------------
agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

          (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer;

          (b) the extension of time for the payment by the Issuer of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from an Extension Period on the Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred

     Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

          (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer granting indulgence or extension of any kind;

          (d) the voluntary or involuntary liquidation, termination, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer or any of the assets of the Issuer;

          (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

          (f) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

          (g) to the extent permitted by law, any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.03 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

          There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

          SECTION 5.04.  Rights of Holders.  The Guarantor expressly
                         ------------------
acknowledges that: (i) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (ii) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (iii) the Holders of a Majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercise or direct the exercise of any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (iv) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other Person.

          SECTION 5.05.  Guarantee of Payment.  This Guarantee Agreement creates
                         ---------------------
a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by or on behalf of the Issuer pursuant to the Trust Agreement or by the Guarantor pursuant to the Indenture) or upon distribution of Debentures to Holders as provided in the Trust Agreement.

          SECTION 5.06.  Subrogation.  The Guarantor shall be subrogated to all
                         ------------
rights (if any) of the Holders against the Issuer in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement and shall have the right to waive payment by the Issuer pursuant to Section 5.01; provided,
                                                                   --------
however, that the Guarantor shall not (except to the extent required by
-------
mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if, at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

          SECTION 5.07.  Independent Obligations.  The Guarantor acknowledges
                         ------------------------
that its obligations hereunder are independent of the obligations of the Issuer with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections (a) through (g), inclusive, of Section 5.03 hereof.


                                  ARTICLE VI

                          Covenants and Subordination
                          ---------------------------

          SECTION 6.01.  Subordination.  This Guarantee Agreement shall
                         --------------
constitute an unsecured obligation of the Guarantor and shall rank subordinate and junior in right of payment to all general liabilities of the Guarantor.

          SECTION 6.02.  Pari Passu Guarantees.  This Guarantee Agreement shall
                         ----------------------
rank pari passu with any similar guarantee agreements issued by the Guarantor on
     ---- -----
behalf of the holders of preferred or capital securities issued by the Issuer and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with
               ---- -----
the obligations of the Guarantor under this Guarantee Agreement.

                                  ARTICLE VII

                                  Termination
                                  -----------

          SECTION 7.01.  Termination.  This Guarantee Agreement shall terminate
                         ------------
and be of no further force and effect upon (i) full payment by the Issuer or the Guarantor, as the case may be, of the Redemption Price for all Preferred Securities, (ii) the distribution of the Debentures to the Holders in exchange for all of the Preferred Securities or (iii) full payment by the Issuer or the Guarantor, as the case may be, of the amounts payable in accordance with Article VIII of the Trust Agreement upon liquidation of the Issuer. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder must restore payment of any sums paid with respect to Preferred Securities or this Guarantee Agreement.


                                 ARTICLE VIII

                                 Miscellaneous
                                 -------------

          SECTION 8.01.  Successors and Assigns.  All guarantees and agreements
                         -----------------------
contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. The Guarantor may not consolidate with or merge with or into, or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety (either in one transaction or a series of transactions) to, any Person unless permitted under Article Five of the Indenture. In connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article Five of the Indenture, the Person formed by or surviving such consolidation or merger or to which such sale, conveyance, transfer or lease shall have been made, if other than the Guarantor, shall expressly assume all of the obligations of the Guarantor hereunder and under the Trust Agreement.

          SECTION 8.02.  Amendments.  Except with respect to any changes which
                         -----------
do not adversely affect the rights of the Holders in any material respect (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of a Majority in liquidation amount of the Preferred Securities

(excluding any Preferred Securities held by the Guarantor or any affiliate thereof). The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

          SECTION 8.03.  Notices.  Any notice, request or other communication
                         --------
required or permitted to be given hereunder shall be in writing and delivered, telecopied or mailed by first class mail, postage prepaid, as follows:

          (a) if given to the Guarantor, to the address set forth below or such other address as the Guarantor may give notice of to the Holders:

                South Jersey Gas Company
                Number One South Jersey Plaza
                Route 54
                Folsom, NJ 08037
                Facsimile No:  609-561-8225
                Attention of Assistant Secretary

          (b) if given to the Issuer, in care of the Guarantee Trustee, at the Issuer's (and the Guarantee Trustee's) address set forth below or such other address as the Guarantee Trustee on behalf of the Issuer may give notice to the Holders:

                SJG Capital Trust
                Number One South Jersey Plaza
                Route 54
                Folsom, NJ 08037
                Facsimile No:  609-561-8225
                Attention of Assistant Secretary

     with a copy to:

                The Bank of New York
                101 Barclay Street 21W
                New York, NY 10286
                Facsimile No:(212) 815-5595 or (212) 815-5596
                Attention of Corporate Finance Unit

          (c) if given to any Holder, at the address set forth in the Securities Register.

          All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

          SECTION 8.04.  Benefit.  This Guarantee Agreement is solely for the
                         --------
benefit of the Holders and is not separately transferable from the Preferred Securities.


          SECTION 8.05.  Interpretation.  In this Guarantee Agreement, unless
                         ---------------
the context otherwise requires:

          (a) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

          (b) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

          (c) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

          (d)  a reference to the singular includes the plural and vice versa;
     and

          (e) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

          SECTION 8.06.  GOVERNING LAW.  THIS GUARANTEE AGREEMENT SHALL BE
                         --------------
GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW JERSEY WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


          THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                             SOUTH JERSEY GAS COMPANY,
                                             as Guarantor,

                                               by

                                                 ____________________________
                                                 Name:
                                                 Title:


                                             THE BANK OF NEW YORK,
                                             as Guarantee Trustee,

                                               by

                                                 ____________________________
                                                 Name:
                                                 Title: